Exhibit 4.2

Exhibit 4.2

NUMBER

SHARES

C

GLOBAL BPO SERVICES CORP.

INCORPORATED UNDER THE LAWS OF DELAWARE

COMMON STOCK

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 378981 10 4

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES, PAR VALUE $.001 PER SHARE, OF THE COMMON STOCK OF

GLOBAL BPO SERVICES CORP.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SIGNATURE TO COME

SECRETARY

Global BPO Services Corp. CORPORATE SEAL 2007 DELAWARE

SIGNATURE TO COME

CHIEF EXECUTIVE OFFICER

BY

COUNTERSIGNED AND REGISTERED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

(Jersey City, N.J.)

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

SECURITY COLUMBIAN UNITED STATES BANK NOTE COMPANY 1980

Global BPO Services Corp.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– Custodian

(Cust) (Minor)

under Uniform Gifts to Minors

Act (state)

Additional Abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event that the Corporation is liquidated because it does not consummate a business combination or the holder seeks to convert his, her or its respective shares into cash upon a business combination which he, she or it voted against and which is actually completed by the Corporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.